Securities and Exchange Commission

                      Washington, DC  20549

                            Form 8 - K

                          CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)        March 28, 2000

                  Sterling Financial Corporation
      (Exact name of registrant as specified in its charter)


   Pennsylvania                    0-16276                       23-2449551
(State or other jurisdiction   (Commission File Number)        (IRS Employer
  of incorporation)                                       Identification No.)

   101 North Pointe Boulevard, Lancaster, Pennsylvania          17601-4133
 (Address of principal executive offices)                        (Zip Code)


Registrant's Telephone number, including area code    (717) 581-6030

                          N/A
  (Former name or former address, if changed since last report)

ITEM 5 - Other Events

       The following document is filed as an exhibit to this Form 8-K:

          I. Registrant files this Current Report on Form 8-K to file a Letter Agreement that is attached as Exhibit 99 to this Current Report. Registrant originally filed the Letter Agreement on its Quarterly Report on Form 10-Q for the quarter ended September 30, 1994, and must refile the document to continue to incorporate it by reference to filings with the Commission.

ITEM 7 - Financial Statements and Exhibits.

             (a) Not Applicable.

             (b) Not Applicable.

             (c) Exhibits:

                  99 Letter Agreement between Sterling Financial Corporation and Howard E. Groff, Sr. dated June 30, 1994.


                              SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        Sterling Financial Corporation

                                        By:/s/ John E. Stefan
                                        John E. Stefan, Chairman of the Board,
                                        President and Chief Executive Officer



DATE      March 28, 2000


                  EXHIBIT INDEX


                                                          Page Number
                                                           in Manually
Exhibit                                                  Signed Original

 99     Letter Agreement between Sterling Financial
        Corporation and Howard E. Groff, Sr. dated
        June 30, 1994.                                         ___

                          EXHIBIT 99

                                                          June 30, 1994
Howard E. Groff, Sr.
111 East State Street
Quarryville, PA 17566

Dear Howard:

     The purpose of this letter is to set forth our mutual understanding relating to the future disposition of shares of Sterling Financial Corporation common stock which will be owned by you at the time of your death and become part of your estate. These shares shall be referred to within this letter as "shares."

      What is to be accomplished by this letter of understanding is that Sterling Financial Corporation (hereinafter referred to as "Sterling") is afforded an opportunity to distribute the shares in a manner that best suits its corporate objectives. Your estate is afforded an orderly disposition of the shares which should achieve a fair market price of the shares sold. This process will provide liquidity to your estate and funds for the payment of taxes. Based on the above, the following will apply:

        1. In the event of your death, Sterling will within 90 days file with the Securities and Exchange Commission a registration statement for 25%-45% of all shares owned by you at the time of death with the exact percentage to be determined by mutual agreement between the executor of the estate and the bank. In no case, however, shall the percentage be less than 25%.

       2. Sterling will use its reasonable best effort to effect the registration of such shares under the Securities and Exchange Commission Act of 1993 as quickly as possible.

       3. Upon effectiveness of the registration statement, Sterling together with your estate representative will take the necessary steps to sell the shares covered by the registration statement. It will be Sterling's intention to offer the shares first to its existing shareholders.
            If all shares fail to sell, the remaining shares will be offered to the following in descending order: Bank of Lancaster County, N.A. customers; management of Sterling and Bank of Lancaster County, N.A.; residents within Lancaster County; and others as determined solely by Sterling.
            The sale of the shares will be accomplished either directly or through one or more investment banks selected by Sterling. The offering and sale price shall be the then share market value of the shares as determined by Sterling in consultation with investment bankers.

       4. Sterling reserves the right to acquire at fair market value for its own as some or all of the shares would be offered. If Sterling exercises this right, the fair market value shall be the average between the low bid and high ask prices for shares of Sterling common stock in the over-the-counter market as reported by the National Quotation Bureau for the trading days preceding the acquisition.

       5. Sterling will pay all costs and expenses associated with the performance of its obligations as required by this letter except for usual and customary under-writing fees, discounts and commissions, which will be for the account of the seller.

       6. This agreement shall be in lieu of, and shall replace and supersede all other understandings and agreements between you and Sterling relating to the purchase or sale of the shares. This letter is for the benefit of and will be binding upon Sterling, its successors and assigns and upon you and your successors and personal representatives unless revoked in writing signed by both parties.





                                         Very truly yours,

                                         STERLING FINANCIAL
                                         CORPORATION
                                         /s/ John E. Stefan
                                         John E. Stefan
                                         Chairman of the Board,
                                         President and Chief Executive
                                         Officer


Accepted, intending to be legally bound
on this 30 day of June 1994.

 /s/  Howard E. Groff
Howard E. Groff